EXHIBIT 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated of as April 28, 2008, by and between RENEWAL FUELS, INC. (formerly, Tech Laboratories, Inc.) (the “Company”), MONTGOMERY EQUITY PARTNERS, LTD. (“Montgomery”) and YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) (“YA Global” and together with Montgomery, the “Holders”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Company and the Holders have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents”  pursuant to which, YA Global or Montgomery hold the following secured convertible debentures (collectively, the “Debentures”) issued by the Company:

Debenture Description	Principal Outstanding	Accrued and Unpaid Interest
Amended and Restated Secured Convertible Debenture due December 28, 2006 (No. MEP-2) originally issued on April 22, 2005 and amended and restated on December 28, 2005 and further amended pursuant to Amendment No. 1 in the original principal amount of $537,220.00 (“Debenture MEP 2”)	$249,720.00	$165,113.38
Secured Convertible Debenture due December 28, 2006 (No. MEP-3) issued on December 28, 2005 in the original principal amount of $300,000.00 (“Debenture MEP 3”)	$300,000.00	$102,082.19
Amended and Restated Secured Convertible Debenture due April 20, 2009 (No. TCHL-1-2) originally issued on April 20, 2007 and amended and restated on May 31, 2007 in the original principal amount of $1,000,000.00 (“Debenture 1-2”)	$1,000,000.00	$100,897.26
Secured Convertible Debenture due May 31, 2009 (No. TCHL-1-1) issued on May 31, 2007 in the original principal amount of $1,000,000.00 (“Debenture 1-1”)	$400,000.00	$35,416.44
Secured Convertible Debenture due June 29, 2009 (No. TLBT-5-1) issued on June 29, 2007 in the original principal amount of $2,000,000.00 (“Debenture 5-1”)	$2,000,000.00	$151,767.12
Secured Convertible Debenture due December 31, 2009 (No. TLBT-5-2) issued on December 31, 2007 in the original principal amount of $300,000.00 (“Debenture 5-2”)	$300,000.00	$7,643.84

The amounts referenced in this chart above are as of April 21, 2008 and do not include any additional costs, charges, expenses, or liquidated damages.

WHEREAS, the Company has breached the terms of the Transaction Documents due to the actions or occurrences set forth in Section 1 below;

WHEREAS, the Company has requested that the Holders forbear from exercising their rights as a result of the Existing Defaults, which are continuing, before September 30, 2008; and

WHEREAS, the Holders are willing to agree to forbear from exercising certain of its rights and remedies before September 30, 2008 on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.
EVENTS OF DEFAULT.  The Holders are hereby providing the Company with formal notice of the actions and inactions set forth below, each of which can trigger an Event of Default under the Debentures and the Transaction Documents (referred to herein as the “Existing Defaults”).

a.
The Company has failed to unconditionally book and receive at least a 50% deposit for the sale of at least one BioDieselMaster Unit by the Condition Deadline as required by Section 4(d) of the Securities Purchase Agreement dated June 29, 2007 between the Company and YA Global, as amended by the letter agreement dated December 31, 2007 between the Company and YA Global.  This failure constitutes an Event of Default under Debenture 5-1 and Debenture 5-2.

b.	The Company’s default under Debenture 5-1 and Debenture 5-2, constitutes an Event of Default with respect to Debenture 1-2, Debenture 1-1, Debenture MEP 2 and Debenture MEP 3.

c.	The Company has failed to make payment with respect to Debenture MEP 2 and Debenture MEP 3 on the Maturity Date.

2.	ACKNOWLEDGMENTS.

a.
Acknowledgement of Obligations.  The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to the Holders under the Debentures and the Transaction Documents in the outstanding principal amount plus accrued and unpaid interest thereon set forth in the first Whereas clause above.  In addition to the principal and interest set forth herein, all interest accrued and accruing hereafter and all liquidated damages, fees, costs, expenses and other charges now or hereafter payable by the Company to the Holders under the Transaction Documents (collectively, the “Obligations”), are unconditionally owing by the Company to the Holders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b.
Acknowledgement of Security Interests.  The Company hereby acknowledges, confirms and agrees that the Holders have and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in:

i.
the Pledged Property heretofore granted to Montgomery pursuant to the Security Agreement between the World Rental & Sales Management Co., a wholly owned subsidiary of Tech Laboratories, Inc., and Montgomery dated December 28, 2005;

ii.
the Pledged Shares heretofore granted to Montgomery pursuant to the Amended and Restated Pledge and Escrow Agreement among Tech Laboratories, Inc., David Gonzalez, Esq. and Montgomery dated December 28, 2005;

iii.	the Pledged Shares heretofore granted to YA Global pursuant to the Pledge and Escrow Agreement among Tech Laboratories, Inc., David Gonzalez, Esq. and YA Global dated April 20, 2007;

iv.	the Pledged Property heretofore granted to YA Global pursuant to the Restated Security Agreement between Tech Laboratories, Inc., Renewal Fuels, Inc. and YA Global dated April 20, 2007;

v.	the Patent Collateral heretofore granted to YA Global pursuant to the Patent Security Agreement between Tech Laboratories, Inc., Renewal Fuels, Inc. and YA Global, dated April 20, 2007;

vi.	the Pledged Property heretofore granted to YA Global pursuant to the Security Agreement between Renewal Fuels, Inc., Biodiesel Solutions, Inc. and YA Global dated June 29, 2007;

vii.	the Patent Collateral heretofore granted to YA Global pursuant to the Patent Security Agreement between Renewal Fuels, Inc., Tech Laboratories, Inc. and YA Global, dated June 29, 2007; and

viii.
any other collateral otherwise granted to or held by the Holders (together with the Pledged Property, Pledged Shares and Patent Collateral identified in clauses (i) – (vii) of this Section 2(b), the “Pledged Property”).

c.
Binding Effect of Documents.  The Company hereto acknowledges, confirms and agrees that:  (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global or Montgomery, as applicable, by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) YA Global and Montgomery are and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

3.	FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT.

a.
Acknowledgement of Default.  The Company hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, and each constitutes an Event of Default and entitles the Holders to exercise their rights and remedies under the Transaction Documents, applicable law or otherwise.  The Company further represents and warrants that as of the date hereof no other Event of Default under the Transaction Documents exists.  The Holders have not waived, presently do not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Company hereby acknowledges and agrees that the Holders have the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Transaction Documents.

b.	Forbearance.

i.
In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Holders agree to forbear from exercising their rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the “Forbearance Period”) commencing on the date hereof and ending on September 30, 2008 (the “Forbearance Termination Date”), so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any Event of Default, other than the Existing Defaults (a “New Default”).

ii.
Upon the termination or expiration of the Forbearance Period, the agreement of the Holders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Holders to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind.  This Agreement shall be deemed to satisfy any and all requirements by the Holders to notify the Company of the occurrence of the Existing Defaults and satisfies any obligation by the Holders to give the Company an opportunity to cure the Existing Defaults.

c.	No Other Waivers; Reservation of Rights.

i.
The Holders have not waived, are not by this Agreement waiving, and have no intentions of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and the Holders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

ii.
Subject to Section 3(b) above (solely with respect to the Existing Defaults), the Holders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Transaction Documents as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and the Holders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

4.
WARRANTS.  Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend the Amended and Restated Warrant to Purchase Common Stock, (No. RNWF-5-1(b)) originally issued on June 29, 2007, by executing an amendment in substantially the form attached hereto as Exhibit A pursuant to which the Warrant Exercise Price will be reduced to $0.001.

5.
AMENDMENT OF DEBENTURES.  Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend each of the Debentures by executing an amendment (the “Amendments”) in substantially the form attached hereto as Exhibit B for each Debenture.

a.
Pursuant to the Amendments, each Debenture will be amended so that interest will accrue on the outstanding principal balance of the Debenture at an annual rate equal to thirteen percent (13%) effective as of the date hereof.

b.
Pursuant to the Amendments, each Debenture will be amended so that, prior to September 30, 2008, each Debenture may be redeemed by the Company for cash without the Company incurring a Redemption Premium.

c.	Pursuant to the Amendments, the Maturity Date of Debenture MEP-2 and Debenture MEP-3 will be September 30, 2008.

6.	DEPOSIT ACCOUNT AGREEMENT.

a.
Within five (5) days of the date hereof, the Company and YA Global, and each applicable bank or other depository institution shall enter into a deposit account agreement (“Deposit Account Agreement”) in the form of Exhibit C with respect to each of the Company’s Deposit Accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by the Company with any bank, savings and loan association, credit union or other depository institution maintained or used by the Company providing dominion and control over such accounts to YA Global such that upon notice by YA Global to such bank or other depository institution all actions under such account shall be taken solely at YA Global’s direction.

b.
The Company shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Pledged Property to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

c.
The Company shall have valid and effective Deposit Account Agreements in place at all times after the date which is five (5) days after the date hereof with respect to all of its Deposit Accounts.  No Deposit Account shall be established, used or maintained by the Company unless it first enters into a Deposit Account Agreement.

d.
With respect to each Deposit Account, upon notice from YA Global, which may be given no earlier than the earlier to occur of (x) the Forbearance Termination Date, or (y) the occurrence of a New Default, YA Global shall have the right, at any time and from time to time, to exercise its rights under such Deposit Account Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto.

e.
In connection with the foregoing, the Company hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to YA Global upon YA Global’s written demand thereof, which may be given no earlier than the earlier to occur of (x) the Forbearance Termination Date, or (y) the occurrence of a New Default, all balances in each Deposit Account with such depository for application to the Obligations.

7.	COVENANTS

a.
FURTHER ASSURANCES. The Company shall, from and after the execution of this Agreement, execute and deliver to the Holders whatever additional documents, instruments, and agreements that the Holders may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in the Holders and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize the Holders to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Holders deem necessary to perfect or evidence their security interests and liens in any such collateral.

b.
NON-INTERFERENCE.  From and after the termination of the Forbearance Period, the Company agrees not to interfere with the exercise by the Holders of any of their rights and remedies.  The Company further agrees that it shall not seek to restrain or otherwise hinder, delay, or impair the Holder’s efforts to realize upon any collateral granted to the Holders, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents.  The provisions of this Paragraph shall be specifically enforceable by the Holders.

c.
CROSS DEFAULT.  The Company hereby acknowledges and agrees that any default or Event of Default under this Agreement or under any Transaction Document shall constitute an Event of Default under each other Transaction Document.

8.
RELEASE.  In exchange for the accommodations made by the Holders herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE the Holders and their subsidiaries and their respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

9.	PROVISIONS OF GENERAL APPLICATION

a.
Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

b.
Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c.
Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Renewal Fuels, Inc.

By: /s/ Bryan M. Chance
Name: Bryan M. Chance
Title: Chief Executive Officer

YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ David Gonzalez
Name: David Gonzalez
Title: Member

Montgomery Equity Partners, ltd.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ David Gonzalez
Name: David Gonzalez
Title: Member

SCHEDULE A

TRANSACTION DOCUMENTS

Securities Purchase Agreement dated December 28, 2005, between Tech Laboratories, Inc. and Montgomery Equity Partners, Ltd.

Amended and Restated Investor Registration Rights Agreement dated December 28, 2005, between Tech Laboratories, Inc. and Montgomery Equity Partners, Ltd.

Security Agreement dated December 28, 2005, between World Rental & Sales Management Co., a Florida corporation and wholly owned subsidiary of Tech Laboratories, Inc., and Montgomery Equity Partners, Ltd.

Amended and Restated Pledge and Escrow Agreement dated December 28, 2005, between Montgomery Equity Partners, Ltd., Tech Laboratories, Inc. and David Gonzalez

Amended and Restated Secured Convertible Debenture (No. MEP-2) issued to Montgomery Equity Partners, Ltd. on December 28, 2005 in the original principal amount of Five Hundred Thirty-Seven Thousand Two Hundred Twenty Dollars ($537,220) as amended pursuant to Amendment No. 1 thereto

Secured Convertible Debenture (No. MEP-3) issued to Montgomery Equity Partners, Ltd. on December 28, 2005 in the original principal amount of Three Hundred Thousand Dollars ($300,000) as amended pursuant to Amendment No. 1 thereto

Securities Purchase Agreement dated June 29, 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P.

Registration Rights Agreement dated April 20, 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P as amended by Amendment No. 1 thereto

Security Agreement dated June 29, 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P.

Patent Security Agreement dated April 20, 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P.

Secured Convertible Debenture (No. TLBT-5-1) issued to Cornell Capital Partners, L.P. on June 29, 2007 in the original principal amount of Two Million Dollars ($2,000,000)

Secured Convertible Debenture (No. TLBT-5-2) issued to Cornell Capital Partners, L.P. on December 31, 2007 in the original principal amount of Three Hundred Thousand Dollars ($300,000)

Securities Purchase Agreement dated April 20, 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P.

Registration Rights Agreement, dated April 20 2007, between Tech Laboratories, Inc. and Cornell Capital Partners, L.P.

Pledge and Escrow Agreement dated April 20, 2007, between Tech Laboratories, Inc., Cornell Capital Partners, L.P. and David Gonzalez

Restated Security Agreement dated April 20, 2007, between Tech Laboratories, Inc., certain subsidiaries thereof and Cornell Capital Partners, L.P.

Amended and Restated Secured Convertible Debenture (No. TCHL-1-2) issued to Cornell Capital Partners, L.P. on May 31, 2007 in the original principal amount of One Million Dollars ($1,000,000)

Secured Convertible Debenture (No. TCHL-1-1) issued to Cornell Capital Partners, L.P. on May 31, 2007 in the original principal amount of One Million Dollars ($1,000,000)

Exhibit A

RENEWAL FUELS, INC.

AMENDMENT NO. 1
to
AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT CERTIFICATE

This Amendment No. 1 to Amended and Restated Warrant to Purchase Common Stock (this “Amendment”) is issued in connection with the Amended and Restated Warrant to Purchase Common Stock (No. RNWF-5-1(b)) (the “Warrant”) issued by Renewal Fuels, Inc. (the “Company”) to YA Global Investments, L.P. (the “Holder”) to purchase one million fifty thousand (1,050,000) shares of Common Stock.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendment is hereby made to the Warrant:

•	The Warrant Exercise Price is $0.001.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Renewal Fuels, Inc.

By: /s/ Bryan M. Chance
Name: Bryan M. Chance
Title: CEO

Dated:  April __, 2008

Exhibit B
RENEWAL FUELS, INC.

AMENDMENT NO. [_]
to
SECURED CONVERTIBLE DEBENTURE DUE [___________]

THIS DEBENTURE AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL DEBENTURE CERTIFICATE

This Amendment No. [__] to Secured Convertible Debenture (this “Amendment”) is issued in connection with Secured Convertible Debenture (No. ______) (the “Debenture”) issued by Renewal Fuels, Inc. (the “Company”) to [____________] (the “Holder”) in the original principal amount of [______________ ($_____________)].  Capitalized terms used but not defined herein have the meaning given thereto in the Debenture.

THIS CERTIFIES THAT, the following amendments are hereby made to the Debenture:

•	Interest shall accrue on the outstanding principal balance of the Debenture at an annual rate equal to thirteen percent (13%) effective as of April __, 2008.

•	The following sentences will be added to the end of Section 3(a) of the Debenture (“REDEMPTION. Company’s Cash Redemption.”):

“Notwithstanding this Section 3(a), the Company may redeem all amounts outstanding under this Debenture at any time prior to September 30, 2008 (an “Early Total Redemption”).  In the event of an Early Total Redemption, the Company will not be required to pay the Redemption Premium.”

•	[The Maturity Date is September 30, 2008.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Renewal Fuels, Inc.

By: /s/ Bryan M. Chance
Name: Bryan M. Chance
Title: CEO

Dated:  April __, 2008

Exhibit C

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (the “Agreement”), dated as of the _____ day of April, 2008, by and among YA Global Investment, L.P., a Cayman Islands exempt limited partnership, with an address at 101 Hudson Street, Suite 3700, Jersey City, NJ  07303 (“Secured Party”); Renewal Fuels, Inc., a ___________ corporation, with an address at  ________________, (___) ___-____fax (“Borrower”); and [___________] (“Bank”).

Agreements

In consideration of the terms, covenants, provisions and conditions set forth in this Agreement, Secured Party, Borrower and Bank agree as follows:

Section 1.   The Account.  Bank maintains deposit accounts for Borrower, currently numbered ___________, __________, and ___________, and titled [_________________] (as such accounts may be renumbered or retitled, collectively called the “Account”). All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of ________ (the “UCC”).

Section 2.   Control.  Bank will comply with instructions originated by Secured Party directing disposition of the funds in the Account without further consent by Borrower.  Bank may also comply with instructions directing the disposition of funds in the Account originated by Borrower or its authorized representatives until such time as Secured Party delivers a written notice to Bank that Secured Party is thereby exercising exclusive control over the Account. Such notice is referred to herein as the “Notice of Exclusive Control.”  After Bank receives a Notice of Exclusive Control and has had reasonable opportunity to comply, it will cease complying with instructions concerning the Account or funds on deposit therein originated by Borrower or its representatives.  Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Secured Party and Borrower.  Notwithstanding the foregoing, Bank is authorized to comply with any duly issued order, garnishment, subpoena and writ of possession or other such directions concerning the Account which it may receive from any court of proper jurisdiction or governmental agency or other appropriate party.

Section 3.   Subordination of Bank’s Security Interest.  Bank hereby subordinates all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of Bank’s customary fees and charges for routine operation and maintenance of the Account, including overdraft fees, and for payment of the face amount of any checks or other items which have been credited to the Account but are subsequently unpaid because of uncollected or insufficient funds, or are recalled, reversed or returned for any reason, pursuant to its agreement with Borrower and for the reversal of provisional credits and for any amounts due Bank under Section 6 of this Agreement.

Section 4.   Statements, Confirmations and Notices of Adverse Claims.  Bank will send copies of all statements concerning the Account to each of Borrower and Secured Party at the address set forth in the heading of this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, Bank will make reasonable efforts promptly to notify Secured Party and Borrower thereof.

Section 5.   Bank’s Responsibility.  Bank shall have no responsibility or liability to Secured Party for complying with instructions concerning the Account from Borrower or Borrower’s authorized representatives which are received by Bank before Bank receives a Notice of Exclusive Control and has had reasonable opportunity to act on it.  Bank shall have no responsibility or liability to Borrower for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by Secured Party, and shall have no responsibility to investigate the appropriateness or genuineness of any purported such instruction or Notice of Exclusive Control, even if Borrower notifies Bank that Secured Party is not legally entitled to originate any such instruction or Notice of Exclusive Control.  Bank shall not be charged with knowledge of, and shall have no duty to inquire regarding, the contents of any document or any facts other than the contents of this Agreement and notices, if any, received by Bank from Secured Party.

Section 6.   Indemnity and Reimbursement.

(a)        Borrower agrees to indemnify and hold harmless Bank, its directors, officers, agents and employees (collectively, the “Bank Indemnitees”) against any and all claims, causes of action, liabilities, lawsuits, demands and damages (collectively, “Claims”), including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Bank’s gross negligence or willful misconduct or Bank’s knowing and intentional breach of Section 2 hereof.

(b)        Secured Party agrees to reimburse Bank for any returned item against the Account for which there were insufficient funds in the Account to satisfy such returned item.  Such reimbursement will be limited to the aggregate amount transferred from the Account as a result of Bank’s acting upon instructions originated by Secured Party pursuant to Section 2.  Bank may not make a claim for reimbursement under this Section to the extent that the amount of any loss incurred by Bank was directly caused by Bank’s gross negligence or willful misconduct.  If Bank satisfies any such claim by charging the Account, the amount of Secured Party’s maximum liability for reimbursement obligations under this Section will be reduced by the amount of the claim so satisfied.

Section 7.   Customer Agreement.  In the event of a conflict between this Agreement and any other agreement between the Bank and the Borrower relating to the Account, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Bank and Borrower pursuant to a separate agreement.

Section 8.   Termination.  Unless earlier terminated by Bank pursuant to this section, this Agreement shall continue in effect until Secured Party has notified Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Secured Party shall be deemed to be of no further force and effect. Bank reserves the right, unilaterally, to terminate this Agreement, such termination to be effective ten (10) business days after written notice thereof is given to Borrower and Secured Party.

Section 9.   Complete Agreement; Amendments.  This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 10.   Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of ___________.

Section 11.   Severability.  To the extent a provision of this Agreement is unenforceable; this Agreement will be construed as if the unenforceable provision were omitted.

Section 12.   Successors and Assigns.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs, assigns and personal representatives. This Agreement may be assigned by Secured Party to any successor of Secured Party under its security agreement with Borrower, provided that written notice thereof is given by Secured Party to Bank.

Section 13.   Notices.  Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party’s name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

Section 14.   Jury Waiver.  BORROWER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 15.   Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 16. Conflicts, etc. In case conflicting demands are made upon Bank for any situation not addressed in this Agreement, Bank may, in its sole discretion, either (i) withhold performance of this Agreement until such time as said conflicting demands have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise, or (ii) commence a civil interpleader or similar action, in a court of competent jurisdiction, for purposes of adjudicating the rights of the parties, the cost and expenses of which, including reasonable fees and disbursements of attorneys of Bank, shall be the joint responsibility of both Borrower and Secured Party.

Section 17.  Bank’s Jurisdiction. Bank’s jurisdiction for purposes of Article 9 of the Uniform Commercial Code in effect in the State of  ________ and this Agreement is the State of _________.  This provision shall prevail, in the event of any inconsistency with any other agreement between Bank and Borrower governing the Deposit Account.

[Signatures begin on the following page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ______ day of April, 2008.

Borrower:

Renewal Fuels, Inc. a _________ Corporation

By: /s/ Bryan M. Chance

Bank:

By: _____________________________
Name: _____________________________
Title: _____________________________

Secured Party:

YA Global Investments, L.P

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ______________________________
Mark Angelo, Portfolio Manager